Exhibit 99.2

March 30, 2018

STRICTLY CONFIDENTIAL

MannKind Corporation

30930 Russell Ranch Road, Suite 301

Westlake Village, California 91362

Attn: Michael Castagna, Chief Executive Officer

Dear Mr. Castagna:

This letter agreement (this “Agreement”) constitutes the agreement between MannKind Corporation (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”), that Wainwright shall serve as the exclusive agent, advisor or underwriter in any offering in a financing transaction (each, an “Offering”) of common stock of the Company (the “Securities”) during the Term (as hereinafter defined) of this Agreement. For purposes of this Agreement, Securities do not include debt securities of the Company, even if convertible into equity securities of the Company, securities issued pursuant to options or rights outstanding as of the date hereof, securities issued pursuant to the Company’s equity incentive plans or securities issued pursuant to the Company’s Controlled Equity OfferingSM Sales Agreement, dated February 27, 2018, between the Company and Cantor Fitzgerald & Co. The terms of each Offering and the Securities issued in connection therewith shall be mutually agreed upon by the Company and Wainwright and nothing herein implies that Wainwright would have the power or authority to bind the Company and nothing herein implies that the Company shall have an obligation to issue any Securities. It is understood that Wainwright’s assistance in an Offering will be subject to the satisfactory completion of such investigation and inquiry into the affairs of the Company as Wainwright deems appropriate under the circumstances and to the receipt of all internal approvals of Wainwright in connection with the transaction. The Company expressly acknowledges and agrees that Wainwright’s involvement in an Offering is strictly on a reasonable best efforts basis and that the consummation of an Offering will be subject to, among other things, market conditions. The execution of this Agreement does not constitute a commitment by Wainwright to purchase the Securities and does not ensure a successful Offering of the Securities or the success of Wainwright with respect to securing any other financing on behalf of the Company. Wainwright may not retain other brokers, dealers, agents or underwriters on its behalf in connection with an Offering unless otherwise agreed in writing by the Company.

A.    Compensation; Reimbursement. At the closing of each Offering during the Term (each, a “Closing”), the Company shall compensate Wainwright as follows:

1.	Cash Fee. The Company shall pay to Wainwright a cash fee, or as to an underwritten Offering an underwriter discount, equal to 5.0% of the aggregate gross proceeds raised in such Offering to the extent that such Securities are purchased by investors listed on Exhibit A hereto, which such list may be amended upon mutual agreement of the Company and Wainwright at each Closing. Additionally, Wainwright shall receive a cash fee payable within 48 hours of (but only in the event of) the receipt by the Company of any proceeds from the exercise of any warrants or options sold in each Offering to the investors listed on Exhibit A hereto.

430 Park Avenue  |  New York, New York 10022  |  212.356.0500  |  www.hcwco.com

Member: FINRA/SIPC

2.	Expense Allowance. Out of the proceeds of the first Closing, the Company also agrees to pay Wainwright $150,000 for non-accountable expenses; plus the additional reimbursable amount payable by the Company pursuant to Paragraph D.3 hereunder; provided, however, that such reimbursement amount in no way limits or impairs the indemnification and contribution provisions of this Agreement.

3.	Tail. Wainwright shall be entitled to compensation under clause (1) hereunder, calculated in the manner set forth therein, with respect to any public or private offering of Securities for capital raising purposes (“Tail Financing”) to the extent that such Securities are purchased by investors listed on Exhibit A hereto, if such Tail Financing is consummated at any time within the 6-month period (unless otherwise indicated on Exhibit A hereto) following the end of the Term. Notwithstanding the foregoing in this Section A.3, no Tail Financing fee shall be owed to the extent the investors in such Tail Financing are listed on Exhibit B.

B.    Term and Termination of Engagement; Exclusivity. The term of Wainwright’s exclusive engagement will begin on the date hereof and end five (5) days thereafter (the “Term”). Notwithstanding anything to the contrary contained herein, the parties agree that the provisions relating to the payment of fees, reimbursement of expenses, tail, indemnification and contribution, confidentiality, conflicts, independent contractor and waiver of the right to trial by jury will survive any termination of this Agreement. Notwithstanding anything to the contrary contained herein, the Company has the right to terminate the Agreement for cause in compliance with FINRA Rule 5110(f)(2)(D)(ii). The exercise of such right of termination for cause eliminates the Company’s obligations with respect to the provisions relating to the tail fees. Notwithstanding anything to the contrary contained in this Agreement, in the event that an Offering pursuant to this Agreement shall not be carried out for any reason whatsoever during the Term, the Company shall be obligated to pay to Wainwright its actual and accountable out-of-pocket expenses related to an Offering (including the fees and disbursements of Wainwright’s legal counsel). During the Term: (i) the Company will not, and will not permit its representatives to, other than in coordination with Wainwright, contact or solicit institutions, corporations or other entities or individuals as potential purchasers of the Securities (other than the investors listed on Exhibit B) and (ii) the Company will not pursue any financing transaction which would be in lieu of an Offering. Furthermore, the Company agrees that during the Term, all inquiries, whether direct or indirect, from investors listed on Exhibit A hereto will be referred to Wainwright and will be deemed to have been contacted by Wainwright in connection with an Offering. Additionally, except as set forth hereunder, the Company represents, warrants and covenants that no brokerage or finder’s fees or commissions are or will be payable by the Company or any subsidiary of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other third-party with respect to any Offering.

C.    Information; Reliance. The Company shall furnish, or cause to be furnished, to Wainwright all information reasonably requested by Wainwright for the purpose of rendering services hereunder and conducting due diligence (all such information being the

“Information”). In addition, the Company agrees to make available to Wainwright upon reasonable request from time to time the officers, directors, accountants, counsel and other advisors of the Company. The Company recognizes and confirms that Wainwright (a) will use and rely on the Information, including any documents provided to investors in each Offering (the “Offering Documents”) which shall include any Purchase Agreement (as defined hereunder), and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; provided that Wainwright shall keep in confidence and shall not provide to investors or potential investors any non-public Offering Documents that have not been approved in advance by the Company for such use; (b) does not assume responsibility for the accuracy or completeness of the Offering Documents or the Information and such other information; and (c) will not make an appraisal of any of the assets or liabilities of the Company. Upon reasonable request, the Company will meet with Wainwright or its representatives to discuss all information relevant for disclosure in the Offering Documents and will cooperate in any investigation undertaken by Wainwright thereof, including any document included or incorporated by reference therein. At each Offering, at the reasonable request of Wainwright, the Company shall deliver such legal letters (including, without limitation, negative assurance letters), opinions, comfort letters, officers’ and secretary certificates and good standing certificates, all in form and substance satisfactory to Wainwright and its counsel and to the Company and its counsel as is customary for such Offering. Wainwright shall be a third party beneficiary of any representations, warranties, covenants and closing conditions made by the Company in any Offering Documents, including representations, warranties, covenants and closing conditions made to any investor in an Offering.

D.    Related Agreements. At each Offering, the Company shall enter into the following additional agreements:

1.	Underwritten Offering. If an Offering is an underwritten Offering, the Company and Wainwright shall enter into a customary underwriting agreement in form and substance satisfactory to Wainwright and its counsel and the Company and its counsel.

2.	Best Efforts Offering. If an Offering is on a best efforts basis, the sale of Securities to the investors in the Offering will be evidenced by a purchase agreement (“Purchase Agreement”) between the Company and such investors in a form reasonably satisfactory to the Company and Wainwright. Wainwright shall be a third party beneficiary with respect to the representations and warranties included in the Purchase Agreement. Prior to the signing of any Purchase Agreement, officers of the Company with responsibility for financial affairs will be available to answer inquiries from prospective investors.

3.

Escrow and Settlement. In respect of each Offering other than an underwritten Offering, the Company and Wainwright shall enter into a mutually acceptable escrow agreement with a third party escrow agent, which may also be Wainwright’s clearing agent, pursuant to which Wainwright’s compensation and expenses shall be paid from the gross proceeds of the Securities sold. If the Offering is settled in whole or in part via delivery versus payment (“DVP”) (including with respect to an underwritten Offering), Wainwright shall arrange for its clearing agent to provide the funds to facilitate such settlement. The Company shall bear the cost of the escrow agent and shall reimburse Wainwright for the actual out-of-pocket cost of such clearing agent settlement and financing, if any, which cost shall not exceed $10,000.

4.	FINRA Amendments. Notwithstanding anything herein to the contrary, in the event that Wainwright determines that any of the terms provided for hereunder shall not comply with a FINRA rule, including but not limited to FINRA Rule 5110, then the Company shall agree to amend this Agreement (or include such revisions in the final underwriting agreement) in writing upon the request of Wainwright to comply with any such rules; provided that any such amendments shall not provide for terms that are less favorable to the Company than are reflected in this Agreement.

E.    Confidentiality. Wainwright agrees to keep confidential and not disclose to any third party any confidential information of the Company made available to it by the Company or by others on the Company’s behalf and will use such confidential information only in connection with this Agreement. The foregoing sentence notwithstanding and subject to Wainwright’s material compliance with all applicable U.S. securities laws, Wainwright may disclose the proposed offering of Securities to investors listed on Exhibit A hereto and provide such investors any Offering Documents that have been approved by the Company for such use; provided, however, that until the Company’s public announcement of the Offering, Wainwright shall not disclose a proposed Offering to any investor that is not listed on Exhibit A or has not been specifically approved by the Company to receive such information. In the event of the consummation or public announcement of any Offering, Wainwright shall have the right to disclose its participation in such Offering, including, without limitation, the Offering at its cost of “tombstone” advertisements in financial and other newspapers and journals.

F.    Indemnity.

1.

In connection with the Company’s engagement of Wainwright as Offering agent, the Company hereby agrees to indemnify and hold harmless Wainwright and its affiliates, and the respective controlling persons, directors, officers, members, shareholders, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all third party claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable, documented fees and expenses of counsel), as incurred, (collectively a “Claim”), that are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with Wainwright performing its obligations under this Agreement, or (B) otherwise relate to or arise out of Wainwright’s activities on the Company’s behalf under Wainwright’s engagement, and the Company shall reimburse any Indemnified Person for all expenses (including the reasonable, documented fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any Claim (including any related expenses incurred by an Indemnified Person) that is finally judicially determined to have resulted from the gross negligence or willful misconduct of such Indemnified Person (and, to the extent that the Company has made any payments to an Indemnified Person under this Section F with respect to any such Claim, such Indemnified Person shall, and Wainwright shall cause such Indemnified Person to, promptly return any such payments to the Company following such final judicial determination).

2.	The Company further agrees that it will not, without the prior written consent of Wainwright, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim. No Indemnified Person may, without the prior written consent of the Company, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (such consent shall not be unreasonably delayed, withheld or conditioned).

3.

Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure materially impairs the Company’s ability to defend against the Claim. If the Company so elects, the Company may assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. To the extent that the Company does so assume the defense of such Claim and employs counsel reasonably satisfactory to such Indemnified Person, the Company shall thereafter no longer be liable hereunder for any fees or expenses of counsel for such Indemnified Person in connection with such Claim; provided that if legal counsel to such Indemnified Person reasonably determines that having common counsel would present the counsel retained by the Company with a conflict of interest or if the defendant in, or target of, the applicable Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there are legal defenses available to an Indemnified Person different from or in addition to those available to the Company, then such Indemnified Person may employ its own separate counsel to represent or defend him, her or it with respect to such conflicted matter or different legal defense and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Person shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.

4.	The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not Wainwright is the Indemnified Person), the Company and Wainwright shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Wainwright on the other, in connection with Wainwright’s engagement referred to above, subject to the limitation that in no event shall the amount of Wainwright’s contribution to such Claim exceed the amount of fees actually received by Wainwright from the Company pursuant to Wainwright’s engagement. The Company hereby agrees that the relative benefits to the Company, on the one hand, and Wainwright on the other, with respect to Wainwright’s engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company pursuant to the applicable Offering (whether or not consummated) for which Wainwright is engaged to render services bears to (b) the fee paid or proposed to be paid to Wainwright in connection with such engagement.

5.	The Company’s indemnity, reimbursement and contribution obligations under this Agreement (a) shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Person may have at law or at equity and (b) shall be effective whether or not the Company is at fault in any way.

G.    Limitation of Engagement to the Company. The Company acknowledges that Wainwright has been retained only by the Company, that Wainwright is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of Wainwright is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against Wainwright or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), employees or agents. Unless otherwise expressly agreed in writing by Wainwright, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of Wainwright, and no one other than the Company is intended to be a beneficiary of this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by Wainwright to the Company in connection with Wainwright’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. Wainwright shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by Wainwright.

H.    Limitation of Wainwright’s Liability to the Company. Wainwright and the Company further agree that neither Wainwright nor any of its affiliates or any of its their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Wainwright and that are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of Wainwright.

I.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein. Any disputes that arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the City of New York, State of New York. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of New York, State of New York. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and State of New York. In the event either party to this Agreement is successful in any action, or suit in connection with final judgment or award entered against the other party to this Agreement, arising out of or relating to this Agreement, the successful party shall be entitled to have and recover from the unsuccessful party the costs and expenses incurred in connection therewith, including its reasonable attorneys’ fees. Any rights to trial by jury with respect to any such action, proceeding or suit are hereby waived by Wainwright and the Company.

J.    Notices. All notices hereunder will be in writing and sent by certified mail, hand delivery, overnight delivery or fax, if sent to Wainwright, at the address set forth on the first page hereof, e-mail: notices@hcwco.com, Attention: Head of Investment Banking, and if sent to the Company, to the address set forth on the first page hereof, e-mail: mcastagna@mannkindcorp.com, Attention: Chief Executive Officer. Notices sent by certified mail shall be deemed received five days thereafter, notices sent by hand delivery or overnight delivery shall be deemed received on the date of the relevant written record of receipt, notices delivered by fax shall be deemed received as of the date and time printed thereon by the fax machine and notices sent by e-mail shall be deemed received as of the date and time they were sent.

K.    Conflicts. The Company acknowledges that Wainwright and its affiliates may have and may continue to have investment banking and other relationships with parties other than the Company pursuant to which Wainwright may acquire information of interest to the Company. Wainwright shall have no obligation to disclose such information to the Company or to use such information in connection with any contemplated transaction.

L.    Anti-Money Laundering. To help the United States government fight the funding of terrorism and money laundering, the federal laws of the United States require all financial institutions to obtain, verify and record information that identifies each person with whom they do business. This means Wainwright must ask the Company for certain identifying information, including a government-issued identification number (e.g., a U.S. taxpayer identification number) and such other information or documents that Wainwright considers appropriate to verify the Company’s identity, such as certified articles of incorporation, a government-issued business license, a partnership agreement or a trust instrument.

M.    Miscellaneous. Each of the Company and Wainwright represents and warrants to the other that it has all requisite power and authority to enter into and carry out the terms and provisions of this Agreement and the execution, delivery and performance of this Agreement does not breach or conflict with any agreement, document or instrument to which it is a party or bound. This Agreement shall not be modified or amended except in writing signed by Wainwright and the Company. This Agreement shall be binding upon and inure to the benefit of both Wainwright and the Company and their respective assigns, successors, and legal representatives. This Agreement constitutes the entire agreement of Wainwright and the Company with respect to the subject matter hereof and supersedes any prior agreements with respect to the Offering. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including facsimile or electronic counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

In acknowledgment that the foregoing correctly sets forth the understanding reached by Wainwright and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date indicated above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

By:	/s/ Mark W. Viklund
	Name:	Mark W. Viklund
	Title:	Chief Executive Officer

Accepted and Agreed:

MANNKIND CORPORATION

By:	/s/ Steven B. Binder
	Name:	Steven B. Binder
	Title:	CFO

Exhibit A

Included Investors

Knoll Capital

BVF Partners, L.P.

Franklin Global Advisers

MMCAP Management

Anson Capital

Empery Asset Management LP

FiveT Capital AG

Hudson Bay Capital Management, L.P.

Sabby Management, LLC

Shamir Capital

Sio Capital

Special Situations Fund (MGP)

Eastern Capital

Woodford Investment Management

Hillhouse Capital Management

Vivo Capital

Amzak Health - Majalin Capital

Cormorant Asset Management

Rock Springs Capital

Samsara BioCapital

430 Park Avenue  |  New York, New York 10022  |  212.356.0500  |  www.hcwco.com

Member: FINRA/SIPC

Fidelity*

Armistice Capital

Heights Capital Management, Inc.

Intracoastal Capital, LLC

Perceptive Advisors LLC

Broadfin Capital

Jennison Associates LLC

Wellington Capital Management

683 Capital Management

Stonepine Capital

Eventide Asset Management

Second Line Capital Management

RA Capital

Tavistock Group

T. Rowe

*	A Tail Financing fee shall only apply with respect to Securities purchased by this investor or its affiliates in a Tail Financing that is consummated within 60 days following the end of the Term.

Exhibit B

Excluded Investors

The Alfred E. Mann Living Trust

The Mann Group LLC

The Kresa Family Foundation

Deerfield Management Company, L.P. and affiliates

Bruce and Company

430 Park Avenue  |  New York, New York 10022  |  212.356.0500  |  www.hcwco.com

Member: FINRA/SIPC

April 4, 2018

STRICTLY CONFIDENTIAL

MannKind Corporation

30930 Russell Ranch Road, Suite 301

Westlake Village, California 91362

Attn: Michael Castagna, Chief Executive Officer

Dear Mr. Castagna:

Reference is made to the engagement agreement (the “Engagement Agreement”), dated March 30, 2018, by and between MannKind Corporation (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”) pursuant to which Wainwright shall serve as the exclusive agent, advisor or underwriter of the Company in any Offering. Defined terms used herein but not defined herein shall have the meanings given to such terms in the Engagement Agreement.

1.    The Company and Wainwright hereby agree to amend and restate the first sentence of Section B of the Engagement Agreement as follows:

“The term of Wainwright’s exclusive engagement will begin on the date hereof and end ten (10) days thereafter (the “Term”).”

Except as expressly set forth above, all of the terms and conditions of the Engagement Agreement shall continue in full force and effect after the execution of this agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.

This agreement may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, this agreement is executed as of the date first set forth above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

By	/s/ Edward D. Silvera
	Name:	Edward D. Silvera
	Title:	Chief Operating Officer

Accepted and Agreed:

MANNKIND CORPORATION

By	/s/ David Thomson
	Name:	David Thomson
	Title:	General Counsel

[Signature Page to MNKD Engagement Agreement Amendment]